EXHIBIT 99

FOR IMMEDIATE RELEASE

TRISTATE CAPITAL CLOSES ACQUISITION OF CHARTWELL INVESTMENT PARTNERS

PITTSBURGH, March 5, 2014 - TriState Capital Holdings, Inc. (NASDAQ: TSC) today closed its previously announced acquisition of Chartwell Investment Partners, L.P., an investment management firm with about 150 institutional clients and $7.5 billion in assets under management as of Dec. 31, 2013.

“We’ve executed on our strategy to identify and complete the acquisition of a successful and proven investment manager, deploying a significant portion of the capital that shareholders invested with us via our initial public offering last year,” TriState Capital Chief Executive Officer James F. Getz said. “Chartwell’s employees, institutional clients and the financial intermediaries who are part of TriState Capital’s national referral network have responded very enthusiastically since we announced our plans in January. We’re excited to be supporting the continued growth and success of the Chartwell team as part of TriState Capital.”

“We are very pleased to complete this transaction and to officially be joining the TriState Capital team,” said Chartwell Chief Executive Officer Timothy J. Riddle. “We look forward to providing our clients with the same quality of service and professionalism that they have received from us in the past, as well as helping TriState Capital to expand its product offerings with its financial intermediary, corporate and other institutional clients.”

Chartwell provides advisory and sub-advisory investment management services primarily to institutional plan sponsors such as public mutual funds, corporations, Taft-Hartley funds, endowments and foundations. Its entire team of more than 40 employees joined TriState Capital at closing, and the investment management business will continue to operate from its Berwyn, Pa., offices under the Chartwell brand. TriState Capital Bank’s Eastern Pennsylvania regional team and commercial banking office will continue to be located in nearby Villanova.

TriState Capital’s legal advisor on the transaction is Keevican Weiss Bauerle & Hirsch LLC. Stephens Inc. served as financial advisor and provided a fairness opinion to TriState Capital. Chartwell’s legal advisor is Pepper Hamilton LLP.

ABOUT TRISTATE CAPITAL
TriState Capital Holdings, Inc. (NASDAQ: TSC) is a bank holding company headquartered in Pittsburgh, Pa., providing commercial banking, private banking and investment management services to middle-market companies, institutional clients and high-net-worth individuals. Its TriState Capital Bank subsidiary has approximately $2.3 billion in assets, as of Dec. 31, 2013, and serves middle-market commercial customers through regional offices in Pittsburgh, Philadelphia, Cleveland, Princeton, N.J., and New York City, as well as high-net-worth individuals nationwide through its national referral network of financial intermediaries. Its Chartwell Investment Partners subsidiary has $7.5 billion in assets under management, as of Dec. 31, 2013, and serves TriState Capital’s financial intermediary network and some 150 institutional clients. For more information, please visit http://investors.tristatecapitalbank.com.

FORWARD LOOKING STATEMENTS
This press release includes “forward-looking” statements related to TriState Capital that can generally be identified as describing TriState Capital’s future plans, objectives or goals. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For further information about the factors that could affect TriState Capital’s future results, please see the company’s most recent annual report on Form 10-K, as well as its most-recent quarterly report filed on Form 10-Q.

###

MEDIA CONTACTS
Jack Horner
267-932-8760, ext. 302
412-600-2295 (mobile)
jack@hornercom.com

EXHIBIT 99

Mike Gross
267-932-8760, ext. 310
856-628-6169 (mobile)
mike@hornercom.com

INVESTOR RELATIONS CONTACT
Brian Fetterolf
412-304-0451
investorrelations@tscbank.com

2